Exhibit 3.35

CERTIFICATE OF FORMATION

OF

CMS GP, LLC

Under Section 18-201 of the

Delaware Limited Liability Company Act

FIRST: The name of the limited liability company is CMS GP, LLC (the “Company”).

SECOND: The address of the registered office of the Company in the State of Delaware is 1013 Centre Road, Wilmington, Delaware 19805.

THIRD: The name and address of the Company’s registered agent for service of process is Corporation Service Company, 1013 Centre Road, Wilmington, Delaware 19805.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation as of April 23, 1999.

By:
Name: John M. Franck II
Title: Authorized Person

CERTIFICATE OF AMENDMENT

OF

CMS GP, LLC

1. The name of the limited liability company is CMS GP, LLC

2. The Certificate of Formation of the limited liability company is hereby amended as follows:

The name and address of the registered agent is The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Amendment of CMS GP, LLC this 10th day of December, 2001.

CMS GP, LLC

Mary R. Adams, Assistant Secretary